                                                             EXHIBIT 22(d)(1)(e)

                                AMENDED EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                  BETWEEN GARTMORE VARIABLE INSURANCE TRUST AND
                       GARMTORE MUTUAL FUND CAPITAL TRUST

                             (EFFECTIVE MAY 1, 2004)

            Funds of the Trust                                   Advisory Fees
-------------------------------------------    -------------------------------------------------
Gartmore GVIT Nationwide Fund                  0.60% on assets up to $1 billion
(formerly Gartmore GVIT Total Return Fund)     0.575% on assets of $1 billion and more but less
                                                    than $2 billion
                                               0.55% on assets of $2 billion and more but less
                                                    than $5 billion
                                               0.50% for assets of $5 billion and more

Gartmore GVIT Growth Fund                      0.60% on assets up to $1 billion
(formerly Capital Appreciation Fund)           0.575% on assets of $1 billion and more but less
                                                    than $2 billion
                                               0.55% on assets of $2 billion and more but less
                                                    than $5 billion
                                               0.50% for assets of $5 billion and more

Gartmore GVIT Government Bond Fund             0.50% on assets up to $1 billion
(formerly Government Bond Fund)                0.475% on assets of $1 billion and more but less
                                                    than $2 billion
                                               0.45% on assets of $2 billion and more but less
                                                    than $5 billion
                                               0.40% for assets of $5 billion and more

Gartmore GVIT Money Market Fund                0.40% on assets up to $1 billion
(formerly Money Market Fund)                   0.38% on assets of $1 billion and more but less
                                                    than $2 billion
                                               0.36% on assets of $2 billion and more but less
                                                    than $5 billion
                                               0.34% for assets of $5 billion and more

Gartmore GVIT Money Market Fund II             0.50% on assets up to $1 billion
(formerly Money Market Fund II)                0.48% on assets of $1 billion and more but less
                                                    than $2 billion
                                               0.46% on assets of $2 billion and more but less
                                                    than $5 billion
                                               0.44% for assets of $5 billion and more

J.P. Morgan GVIT Balanced Fund                 0.75% on assets up to $100 million
(formerly Nationwide Balanced Fund and         0.70% for assets of $100 million and more
     J.P. Morgan NSAT Balanced Fund)

Comstock GVIT Value Fund                       0.80% on assets up to $50 million
(formerly Nationwide Equity Income Fund,       0.65% for assets of $50 million and more but less
     Federated NSAT Equity Income Fund and)         than $250 million
     Federated GVIT Equity Income Fund)        0.60% on assets of $250 million and more but less
                                                    than $500 million
                                               0.55% for assets of $500 million and more

Gartmore GVIT Worldwide Leaders Fund           1.00% on assets up to $50 million
(formerly Nationwide Global Equity Fund and    0.95% for assets of $50 million and more
     Nationwide Global 50 Fund)

                                AMENDED EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                  BETWEEN GARTMORE VARIABLE INSURANCE TRUST AND
                       GARMTORE MUTUAL FUND CAPITAL TRUST

                             (EFFECTIVE MAY 1, 2004)
                                     PAGE 2

               Funds of the Trust                                     Advisory Fees
-------------------------------------------------   --------------------------------------------------
Federated GVIT High Income Bond Fund                0.80% on assets up to $50 million
(formerly Nationwide High Income Bond Fund          0.65% for assets of $50 million and more but less
     and Federated NSAT High Income Bond                 than $250 million
     Fund)                                          0.60% on assets of $250 million and more but less
                                                         than $500 million
                                                    0.55% for assets of $500 million and more

Van Kampen GVIT Multi Sector Bond Fund              0.75% on assets up to $200 million
(formerly Nationwide Multi Sector Bond Fund,        0.70% for assets of $200 million and more
     MAS NSAT Multi Sector Bond Fund and
     MAS GVIT Multi Sector Bond Fund

Dreyfus GVIT Mid Cap Index Fund                     0.30% on assets up to $250 million
(formerly Nationwide Mid Cap Index Fund,            0.29% for assets of $250 million and more but less
     Nationwide Select Advisers Mid Cap Fund)            than $500 million
     and Dreyfus NSAT Mid Cap Index Fund)           0.28% on assets of $500 million and more but less
                                                         than $750 million
                                                    0.27% on assets of $750 million and more but less
                                                         than $1 billion
                                                    0.25% for assets of $1 billion and more

GVIT Small Cap Growth Fund                          0.95% of the Fund's average daily net assets
(formerly Nationwide Select Advisers Small
               Cap Growth Fund and Nationwide
               Small Cap Growth Fund)

GVIT Small Cap Value Fund                           0.90% on assets up to $200 million
(formerly Nationwide Small Cap Value Fund)          0.85% for assets of $200 million and more

Gartmore GVIT Mid Cap Growth Fund                   0.75% on assets up to $200 million
(formerly Nationwide Strategic Growth Fund,         0.70% for assets of $200 million and more
     Strong NSAT Mid Cap Growth Fund and
     Strong GVIT Mid Cap Growth Fund)

GVIT Small Company Fund                             0.93% of the Fund's average daily net assets
(formerly Nationwide Small Company Fund)

Gartmore GVIT Global Technology and                 0.98% on assets up to $500 million
Communications Fund                                 0.93% on assets of $500 million or more but less
(formerly Gartmore NSAT Global Technology                than $2 billion
     and Communications Fund)                       0.88% for assets of $2 billion and more

Gartmore GVIT Global Health Sciences Fund           1.00% on assets up to $500 million
(formerly Nationwide Global Life Sciences Fund II   0.95% on assets of $500 million or more but less
     and Gartmore NSAT Global Health                     than $2 billion
          Sciences Fund)                            0.90% for assets of $2 billion and more

                                AMENDED EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                  BETWEEN GARTMORE VARIABLE INSURANCE TRUST AND
                       GARMTORE MUTUAL FUND CAPITAL TRUST
                             (EFFECTIVE MAY 1, 2004)
                                     PAGE 3

               Funds of the Trust                                        Advisory Fees
-------------------------------------------------     ---------------------------------------------------
Gartmore GVIT U.S. Growth Leaders Fund(1)             0.90% on assets up to $500 million
(formerly Gartmore GVIT U.S. Leaders Fund)            0.80% on the next $1.5 billion in assets
                                                      0.75% on assets of $2 billion and more

Gartmore GVIT Investor Destinations                   0.13% of the Fund's average daily net assets
     Aggressive Fund
(formerly NSAT Investor Destinations Aggressive Fund)
Gartmore GVIT Investor Destinations Moderately Aggressive Fund
(formerly NSAT Investor Destinations Moderately Aggressive Fund)
Gartmore GVIT Investor Destination Moderate Fund
(formerly NSAT Investor Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately Conservative Fund
(formerly NSAT Investor Destinations Moderately Conservative Fund)
Gartmore GVIT Investor Destinations Conservative Fund
(formerly NSAT Investor Destinations Conservative Fund)

Gartmore GVIT Nationwide Leaders Fund                 0.90% on assets up to $500 million
(formerly Gartmore GVIT U.S. Leaders Fund)            0.80% on the next $1.5 billion in assets
                                                      0.75% on assets of $2 billion and more

Gartmore GVIT Micro Cap Equity Fund                   1.25% of the Fund's average daily net assets

Dreyfus GVIT International Value Fund                 0.75% on assets up to $500 million
                                                      0.70% on assets of $500 million and more

GVIT Equity 500 Index Fund                            0.24% on assets up to $1.5 billion
                                                      0.23% on assets of $1.5 billion and more but less
                                                           than $3 billion
                                                      0.22% for assets of $3 billion and more

Gartmore GVIT Nationwide Principal Protected Fund(2)  0.40% of the Fund's average daily net assets during
                                                           Offering Period
                                                      0.60% of the Fund's average daily net assets during
                                                           Guarantee Period and Post Guarantee Period

                                AMENDED EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                  BETWEEN GARTMORE VARIABLE INSURANCE TRUST AND
                       GARMTORE MUTUAL FUND CAPITAL TRUST
                             (EFFECTIVE MAY 1, 2004)
                                     PAGE 4

(1)Performance Fee for the Gartmore GVIT U.S. Growth Leaders Fund

This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months*** preceding the end of that month, relative to the investment performance of the Fund's benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million     +/- 22 basis points
Next $1.5 billion in assets       +/- 18 basis points
Assets of $2 billion and more     +/- 16 basis points

The investment performance of the Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an record date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

*** After the first twelve months of operations of the Fund, the performance fee will be phased in on a progressive basis over the next 24 months. The performance fee will be calculated on a progressive basis by multiplying the applicable fee by a fraction, the numerator of which is the number of months since commencement of operations and the denominator of which is 36 (the total phase in period). Beginning thirty-six months after commencement of operations, the performance fee will be applied completely.

(2)Fee Structure for the Gartmore GVIT Nationwide Principal Protected Fund.

The Fund has an Offering Period, a Guarantee Period and a Post Guarantee Period, and the advisory fee varies during these periods. During the Guarantee Period, if the Fund enters a "Zero Coupon Investment Period" as described in the Fund's registration statement, the advisory fee will be decreased to 0.25% for the remainder of the Guarantee Period.

                                AMENDED EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                  BETWEEN GARTMORE VARIABLE INSURANCE TRUST AND
                       GARMTORE MUTUAL FUND CAPITAL TRUST
                             (EFFECTIVE MAY 1, 2004)
                                     PAGE 5

                                      ADVISER
                                      GARTMORE MUTUAL FUND CAPITAL TRUST

                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________

                                      TRUST
                                      GARTMORE VARIABLE INSURANCE TRUST

                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________